EXHIBIT 99.1

Quanex Building Products Corporation Reports Full Year 2014 Results

  Net sales increased 7.3% to $595 million vs. $555 million in 2013
  2014 income from continuing operations of $8.3 million vs. loss of ($12.4) million in 2013
  2014 diluted EPS from continuing operations of $0.22 vs. loss of ($0.34) in 2013
  2014 EBITDA increases 38.7% to $48.1 million vs. $34.7 million in 2013

HOUSTON, Dec. 12, 2014 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX), a leading supplier of window and door components, today released results for the fiscal year ended October 31, 2014.

"2014 was a successful year for Quanex. Revenues and EBITDA increased 7.3% and 38.7%, respectively, compared to 2013 results, the highest level since the spin-off of Quanex Building Products Corporation in 2008," Chairman, President and CEO Bill Griffiths said. "Despite a sputtering housing recovery, and a $20 million EBITDA drag on earnings from our vinyl profile business, we made good progress in 2014 and are well positioned for the future. All of our other operations are performing at a high level and managed to offset some of the shortfall in the vinyl business. We are confident that our vinyl business will return to more normalized levels of profitability as we exit 2015 and enter 2016, and will therefore contribute positively to our long-term goal of 14% to 15% total company EBITDA margins," said Griffiths.

2014 income from continuing operations was $8.3 million compared to a loss from continuing operations of $12.4 million in 2013. 2014 EBITDA was $48.1 million compared to $34.7 million in 2013. Additional information related to 2014 results, including a reconciliation of EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net) to its most comparable GAAP measure, can be found in the supplemental schedules accompanying this press release.

Quanex believes there is value in measuring its sales performance against industry-related metrics and compares its sales results to U.S. window shipments as reported by Ducker Worldwide, a market intelligence firm. The company's North American fenestration sales for the last 12 months, those most comparable to Ducker Worldwide, have grown 5.4% over the prior year. This growth rate is consistent with preliminary U.S. window shipment growth of 5.3% for the 12 months ended September 30, 2014.

Corporate and Other Items

2014 corporate costs were $28 million compared to $64 million in 2013. The reduction in corporate costs is primarily related to the cessation of the Company's ERP implementation in fiscal 2013. 2014 results included stock-based compensation costs of $5.7 million, compared to $5.5 million in 2013. At year end, cash balances totaled $120.4 million, and there were no outstanding borrowings against the revolving credit facility.

On September 5, 2014, the Board of Directors authorized a new $75 million share repurchase program. Repurchases under the new program are being made in open market transactions or privately negotiated transactions, subject to market conditions, applicable legal requirements and other relevant factors. During the fiscal year, Quanex repurchased 1,316,326 shares at an average cost of $18.41 per share (inclusive of sales commissions).

Business Outlook and Guidance

"As we have consistently stated, we believe the housing recovery will follow a slow, steady path of mid to high single digit growth rates over an extended period of four to five years," said Griffiths. "This would return U.S. window shipments to a mid-cycle level of approximately 65 million units through a combination of increased housing starts and a recovery in the remodel and replacement market," said Griffiths.

At the mid-cycle U.S. window shipment levels noted above, Quanex expects its revenues, absent any acquisitions, to be $825 to $875 million and total company (inclusive of corporate expenses) EBITDA to be $115 million to $130 million.

For fiscal 2015, Quanex anticipates a slow start, with sluggish growth through the winter months, coupled with a continued drag on earnings from its vinyl business during the first half of 2015. As such, first quarter 2015 is expected to be at breakeven EBITDA on flat sales. For the full year, Quanex expects revenue growth in the 5% to 7% range, with a recovery in the second half of the year in its vinyl profile business, leading to full year EBITDA of $57 to $63 million. Capital expenditures and depreciation and amortization are expected to be $35 million and $36 million, respectively.

Dividend Declared

On December 4, 2014, the Board of Directors declared a quarterly cash dividend of $0.04 per share on the company's common stock, payable December 29, 2014, to shareholders of record on December 15, 2014.

Conference Call Information

Quanex will host its conference call today, December 12, 2014 at 11:00 a.m. (Eastern) to discuss its results and outlook. The call will be available via webcast at www.quanex.com in the Investors section.

Forward Looking Statements

Statements that use the words "estimated," "expect," "could," "should," "believe," "will," "might," or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, future operating results of Quanex, the future financial condition of Quanex, future uses of cash and other expenditures, expenses and tax rates, expectations relating to the Company's industry, the Company's future growth, including revenue and EBITDA guidance, and the consummation of any share repurchases. The statements and guidance set forth in this release are based on current expectations. Actual results or events may differ materially from this release. Factors that could impact future results may include, without limitation, the effect of both domestic and global economic conditions, the impact of competitive products and pricing, the availability and cost of raw materials, and customer demand. For a more complete discussion of factors that may affect the Company's future performance, please refer to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2013, under the section entitled "Cautionary Note Regarding Forward-Looking Statements," and in our other documents filed with the Securities and Exchange Commission from time to time. Any forward-looking statements in this press release are made as of the date hereof, and Quanex Building Products Corporation undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

For additional information, please visit www.quanex.com

QUANEX BUILDING PRODUCTS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In thousands, except per share data)
(Unaudited)

Three Months Ended October 31,			Twelve Months Ended October 31,
2014	2013		2014	2013

$ 163,816	$ 166,843	Net sales	$ 595,384	$ 554,867
129,040	124,682	Cost of sales	464,584	419,733
21,158	23,944	Selling, general and administrative	82,150	98,969
8,319	25,305	Depreciation and amortization	33,869	53,521
--	1,465	Asset impairment charges	505	1,465
5,299	(8,553)	Operating income (loss)	14,276	(18,821)
(143)	(145)	Interest expense	(562)	(621)
26	297	Other, net	92	170
5,182	(8,401)	Income (loss) before income taxes	13,806	(19,272)
(2,170)	2,924	Income tax (expense) benefit	(5,468)	6,888
3,012	(5,477)	Income (loss) from continuing operations	8,338	(12,384)
1,944	4,271	Income from discontinued operations, net of taxes	20,896	681
$ 4,956	$ (1,206)	Net income (loss)	$ 29,234	$ (11,703)

		Earnings (loss) per common share:
$ 0.08	$ (0.15)	Continuing operations	$ 0.22	$ (0.34)
$ 0.05	$ 0.12	Discontinued operations	$ 0.57	$ 0.02

		Diluted earnings (loss) per common share:
$ 0.08	$ (0.15)	Continuing operations	$ 0.22	$ (0.34)
$ 0.05	$ 0.12	Discontinued operations	$ 0.56	$ 0.02

		Weighted average common shares outstanding:
37,000	36,941	Basic	37,128	36,864
37,534	36,941	Diluted	37,679	36,864

$ 0.04	$ 0.04	Cash dividends per share	$ 0.16	$ 0.16

QUANEX BUILDING PRODUCTS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	October 31, 2014	October 31, 2013
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$ 120,384	$ 49,734
Accounts receivable, net	55,193	59,460
Inventories, net	57,358	41,679
Deferred income taxes	21,442	16,348
Prepaid and other current assets	6,052	4,911
Current assets of discontinued operations	--	64,151
Total current assets	260,429	236,283
Property, plant and equipment, net	109,487	106,821
Deferred income taxes	1,545	7,030
Goodwill	70,546	71,866
Intangible assets, net	70,150	78,962
Other assets	4,956	5,570
Non-current assets of discontinued operations	--	65,283
Total assets	$ 517,113	$ 571,815

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 41,488	$ 37,532
Accrued liabilities	32,482	34,810
Income taxes payable	107	--
Current maturities of long-term debt	199	162
Current liabilities of discontinued operations	--	49,364
Total current liabilities	74,276	121,868
Long-term debt	586	701
Deferred pension and postretirement benefits	4,818	3,479
Liability for uncertain tax positions	4,626	5,396
Other liabilities	11,887	14,638
Non-current liabilities of discontinued operations	--	9,539
Total liabilities	96,193	155,621
Stockholders' equity:
Common stock	376	377
Additional paid-in-capital	249,600	247,642
Retained earnings	202,319	177,456
Accumulated other comprehensive loss	(5,708)	(2,400)
Treasury stock at cost	(25,667)	(6,881)
Total stockholders' equity	420,920	416,194
Total liabilities and stockholders' equity	$ 517,113	$ 571,815

QUANEX BUILDING PRODUCTS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)

	Twelve Months Ended October 31,
	2014	2013
	(In thousands)
Operating activities:
Net income (loss)	$ 29,234	$ (11,703)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	36,910	60,504
Loss on disposition of capital assets	586	449
Stock-based compensation	3,925	4,910
Deferred income tax provision (benefit)	14,246	(8,288)
Excess tax benefit from share-based compensation	(654)	(236)
Asset impairment charges	1,007	1,465
Gain on sale of discontinued operations	(39,122)	--
Other, net	(303)	781
Changes in assets and liabilities, net of effects from acquisitions:
Decrease (increase) in accounts receivable	484	(9,204)
(Increase) decrease in inventory	(25,650)	12,791
(Increase) decrease in other current assets	(1,098)	1,622
Increase (decrease) in accounts payable	12,842	(5,903)
Decrease in accrued liabilities	(6,871)	(7,473)
Increase in income taxes payable	866	1,708
Decrease in deferred pension and postretirement benefits	(347)	(164)
(Decrease) increase in other long-term liabilities	(2,172)	1,574
Other, net	(3,105)	686
Cash provided by operating activities	20,778	43,519
Investing activities:
Net proceeds from sale of discontinued operations	107,431	--
Acquisitions, net of cash acquired	(5,161)	(22,096)
Capital expenditures	(33,779)	(37,931)
Proceeds from property insurance claim	4,801	--
Proceeds from disposition of capital assets	832	340
Cash provided by (used in) investing activities	74,124	(59,687)
Financing activities:
Borrowings under credit facility	--	23,500
Repayments of credit facility borrowings	--	(23,500)
Repayments of other long-term debt	(175)	(557)
Common stock dividends paid	(5,992)	(5,931)
Issuance of common stock	3,249	2,583
Excess tax benefit from share-based compensation	654	236
Debt issuance costs	--	(1,200)
Purchase of treasury stock	(22,281)	--
Other	86	--
Cash used in financing activities	(24,459)	(4,869)

Effect of exchange rate changes on cash and cash equivalents	207	(484)

Increase (decrease) in cash and cash equivalents	70,650	(21,521)
Cash and cash equivalents at beginning of period	49,734	71,255
Cash and cash equivalents at end of period	$ 120,384	$ 49,734

NOTE: The cash flow statement presentation includes the sources and uses of cash for the discontinued operations as operating, investing and financing cash flows, as applicable, combined with such cash flows for continuing operations, as permitted by U.S. GAAP.

QUANEX BUILDING PRODUCTS CORPORATION
NON-GAAP FINANCIAL MEASURE DISCLOSURE
(In thousands)
(Unaudited)

EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net) is a non-GAAP financial measure that Quanex management uses to measure its operational performance and assist with financial decision-making. EBITDA is a key metric used by management in determining the value of annual incentive awards for its employees. We believe this non-GAAP measure (included under market conditions outlined in our forward-looking guidance) provides a consistent basis for comparison between periods, and will assist investors in understanding our financial performance when comparing our results to other investment opportunities. EBITDA may not be the same as that used by other companies. The company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

Three Months Ended October 31, 2014				Twelve Months Ended October 31, 2014
Engineered Products	Corporate & Other	Quanex		Engineered Products	Corporate & Other	Quanex
		$ 3,012	Income (loss) from continuing operations			$ 8,338
		2,170	Income tax expense (benefit)			5,468
		(26)	Other, net			(92)
		143	Interest expense			562
12,525	(7,226)	5,299	Operating income (loss)	42,270	(27,994)	14,276
7,689	630	8,319	Depreciation and amortization	30,786	3,083	33,869
$ 20,214	$ (6,596)	$ 13,618	EBITDA	$ 73,056	$ (24,911)	$ 48,145

Three Months Ended October 31, 2013				Twelve Months Ended October 31, 2013
Engineered Products	Corporate & Other	Quanex		Engineered Products	Corporate & Other	Quanex
		$ (5,477)	Income (loss) from continuing operations			$ (12,384)
		(2,924)	Income tax expense (benefit)			(6,888)
		(297)	Other, net			(170)
		145	Interest expense			621
18,019	(26,572)	(8,553)	Operating income (loss)	45,318	(64,139)	(18,821)
7,730	17,575	25,305	Depreciation and amortization	31,368	22,153	53,521
$ 25,749	$ (8,997)	$ 16,752	EBITDA	$ 76,686	$ (41,986)	$ 34,700

Financial Statistics as of October 31, 2014
Book value per common share:			$11.18
Total debt to capitalization:			0.1%
Return on invested capital:			5.5%
Actual number of common shares outstanding:			37,633,932

QUANEX BUILDING PRODUCTS CORPORATION
Supplemental Financial Disclosures
(In millions)
(Unaudited)

Engineered Products Group (EPG) is focused on providing window and door OEMs with fenestration components, products, and systems. Key end market are residential remodeling and replacement (R&R) and new home construction.

	Q4 2014	Q4 2013	Change	FY 2014	FY 2013	Change
	(In millions)
Net sales	$ 163.8	$ 166.8	$ (3.0)	$ 595.4	$ 554.9	$ 40.5
Operating income	12.5	18.0	(5.5)	42.3	45.3	(3.0)
EBITDA	$ 20.2	$ 25.7	$ (5.5)	$ 73.1	$ 76.7	$ (3.6)

Corporate & Other Items
	Q4 2014	Q4 2013	Change	FY 2014	FY 2013	Change
	(In millions)
ERP implementation costs	$ --	$ 5.2	$ (5.2)	$ --	$ 16.3	$ (16.3)
ERP accelerated depreciation	--	15.3	(15.3)	0.5	15.3	(14.8)
LIFO adjustment	(0.1)	(0.1)	--	(0.1)	(0.1)	--
Stock-based compensation cost	1.9	1.7	0.2	5.7	5.5	0.2
Transaction costs	0.3	0.2	0.1	0.5	1.2	(0.7)
Other costs	5.1	4.3	0.8	21.4	25.9	(4.5)
Operating expense	$ 7.2	$ 26.6	$ (19.4)	$ 28.0	$ 64.1	$ (36.1)

QUANEX BUILDING PRODUCTS CORPORATION
PRE-TAX & AFTER TAX PRESENTATION
(In millions, except per share data)
(Unaudited)

	Q4 2014		Q4 2013		FY 2014		FY 2013
Pre-Tax Presentation	$MM		$MM		$MM		$MM
Operating Income (Loss) from Continuing Operations As Reported	$ 5.3		$ (8.6)		$ 14.3		$ (18.8)
Benefit (Reduction) to Operating Income (Loss):
IG Warranty Reserve Benefit	--		--		(2.8)		--
Asset Impairment Charge	--		--		0.5		1.5
Transaction Related Expenses	0.3		--		0.5		1.2
Discontinued ERP Expenses*	--		3.2		0.5		9.2
Operating Income (Loss) from Continuing Operations As Adjusted	$ 5.6		$ (5.4)		$ 13.0		$ (6.9)

	Q4 2014	Q4 2014	Q4 2013	Q4 2013	FY 2014	FY 2014	FY 2013	FY 2013
After-Tax Presentation	$MM	EPS	$MM	EPS	$MM	EPS	$MM	EPS
Income (Loss) from Continuing Operations As Reported	$ 3.0	$ 0.08	$ (5.5)	$ (0.15)	$ 8.3	$ 0.22	$ (12.4)	$ (0.34)
Benefit (Reduction) to EPS:
IG Warranty Reserve Benefit	--	--	--	--	(1.6)	(0.05)	--	--
Asset Impairment Charge	--	--	--	--	0.3	0.01	1.0	0.03
Transaction Related Expenses	0.2	--	--	--	0.3	0.01	0.8	0.02
Discontinued ERP Expenses	--	--	2.0	0.06	0.3	0.01	6.1	0.17
Diluted Earnings (Loss) from Continuing Operations As Adjusted *	$ 3.2	$ 0.08	$ (3.5)	$ (0.09)	$ 7.6	$ 0.20	$ (4.5)	$ (0.12)

* YTD 2014 includes $509k of depreciation related to the discontinued SAP project.

CONTACT: Financial Contact:
         Marty Ketelaar,
         713-877-5402;

         Media Contact:
         Valerie Calvert,
         713-877-5305